UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2012

EMULEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3333 Susan Street Costa Mesa, California 92626

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 662-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 5, 2012, El Dorado Research Ventures Limited (“Emulex Bidco”), an indirect wholly-owned subsidiary of Emulex Corporation (“Emulex”), issued a takeover notice under Rule 41 of the New Zealand Takeovers Code (the “Takeover Notice”), pursuant to which Emulex, through Emulex Bidco, will make an offer to acquire all of the outstanding equity interests in Endace Limited (“Endace”), a New Zealand company listed on the London Stock Exchange’s Alternative Investment Market, in an all cash transaction (the “Offer”).

The Offer is for £5.00 (approximately US$8.05) in cash for each Endace share and option (net of the option exercise price), which represents an aggregate transaction value of approximately £81 million (approximately US$130 million). Emulex expects to have sufficient resources available to fund the Offer and complete the acquisition from its existing cash balances.

Emulex has entered into lock-up agreements with certain Directors of Endace, including Dr. Ian Graham, the Chairman and co-founder, as well as receiving expressions of support from another founder of the business, Selwyn Pellett. Emulex has also received lock-up agreements consisting of irrevocable undertakings to accept the Offer from certain Endace institutional shareholders. In addition, preliminary conversations with certain other institutional shareholders of Endace have indicated general support for the proposed transaction. A copy of the forms of Lock-up Agreement to Accept Offer for the directors and for the institutional shareholders of Endace are attached hereto and incorporated herein as Exhibits 2.1 and 2.2, respectively.

The Offer is subject to a number of closing conditions which are required to be satisfied or may be waived by Emulex, including Emulex receiving acceptances for shares which confer 90 percent or more of the voting rights in Endace, all consents required from the New Zealand Overseas Investment Office and consent from the Ministry of Business Innovation and Employment in respect of the status of various grants received by Endace. Emulex will have certain rights to reimbursement of its expenses in the event the transaction is not closed as a result of a breach by Endace or a competing offer.

The Offer is expected to be sent to Endace shareholders on or about December 21, 2012. The transaction is expected to close in the first quarter of calendar 2013.

The foregoing description of the Offer is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Agreement Related to Potential Transaction, entered into on December 5, 2012, among Emulex, Endace and the independent members of the Board of Directors of Endace, and the Takeover Notice (with attachments), copies of which are attached hereto as Exhibits 2.3 and Exhibit 2.4, respectively, and incorporated herein by this reference.

Item 8.01.	Other Events

On December 5, 2012 (December 6, 2012, New Zealand time), each of Emulex and Endace issued press releases regarding the proposed acquisition of Endace by Emulex. Such press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

The information in Exhibits 99.1 and 99.2 shall not be deemed filed for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into filings under the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Form Lock-Up Agreement (directors)

2.2	Form Lock-Up Agreement (institutional shareholders)

2.3	Agreement Related to Potential Transaction

2.4	Takeover Notice Under Rule 41 of the New Zealand Takeovers Code

99.1	Press release, dated December 5, 2012 of Emulex Corporation

99.2	Press release, dated December 6, 2012 of Endace Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION

Date: December 6, 2012	BY:	/s/ Michael J. Rockenbach
Michael J. Rockenbach Executive Vice President and Chief Financial Officer

4